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                                                                   EXHIBIT 4(ee)

                                                                     TRANSLATION

                     MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
                GENERAL ANNUAL ORDINARY SHAREHOLDERS MEETING AND
                   GENERAL EXTRAORDINARY SHAREHOLDERS MEETING
                                 AUGUST 30, 2005

In Mexico City, at 9:00 a.m. on this 30th day of August, 2005, the persons set forth in the Attendance List enclosed hereto duly signed by the Secretary and the Teller gathered at the registered office of Maxcom Telecomunicaciones, S.A. de C.V. located at Guillermo Gonzalez Camarena No. 2000, Col. Centro de Ciudad Santa Fe, Mexico, D.F., C.P. 01210, in order to hold a General Annual Ordinary Shareholders Meeting and a General Extraordinary Shareholders Meeting, upon being duly convened by means of a notice of meeting published on the 12th day of August, 2005 in the "Reforma" newspaper, Business Section, and "El Financiero" newspaper, in accordance with Articles 13 of the By-laws and 186 of the Business Corporations Act. A copy of such notice of meeting is enclosed hereto as EXHIBIT "A".

Mr. Adrian Aguirre Gomez, Chairman of the Board of Directors of the Company, chaired the Meeting, in accordance with Article 20 of the By-laws of the Company. Mr. Gonzalo Alarcon I acted as Secretary in accordance with such By-laws. Mr. Juan Manuel Ferron, Statutory Auditor of the Company, was also present at the meeting.

In accordance with Article 20 of the By-laws, the Chairman designated Mr. Christian Cassereau Amerena as Teller, who accepted the designation, reviewed the Stock Registry of the Company and certified that the following shares were duly represented at the Meeting: 4'508,644 Series A shares (out of the existing 4'508,644 Series A shares issued by the Company); 6'088,896 Series A-1 shares (out of the 6'088,896 Series A-1 shares issued by the Company); 10'089,375 Series B-1 shares (out of the 1'181,950 Series B-1 shares issued by the Company); 4'155,124 Series N shares (out of the 8'861,834 Series N shares issued by the Company); 218'777,817 Series N-1 shares (out of the 220'714,874 Series N-1 shares issued by the Company); and 0 Series N-2 shares (out of the 26'867,820 Series N-2 shares issued by the Company). Based on the above, the Teller certified that in the aggregate the following shares were present at the
Meeting: 100% of the Series A shares; 100% of the Series A-1 shares; 99.0908% of the Series B-1 shares; 46.8879% of the Series N shares; 99.1224% of the Series N-1 shares; and none of the Series N-2 shares, all of them representing the capital stock of the Company. All in all, 99.5544% of all the issued, subscribed and paid-up voting shares, and 87.8783% of all the issued, subscribed, and paid-up shares of the Company (including voting shares) were present at the Meeting. Thus, the Teller prepared the attendance list, which was duly signed by the Teller, the represented Shareholders and the Secretary. Such attendance list is enclosed whereto as EXHIBIT "B", and deemed inserted herein verbatim.

Based on the certification made by the Teller, and in accordance with Articles 10, 12, 13 and other applicable provisions of the By-law of the Company and

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the Business Corporations Act, the Chairman declared the Meeting legally instated.

Thereafter, the Chairman asked to the Shareholders whether they were in agreement to adopt resolution by means of an affirmative vote cast by the majority shareholders (without using a nominal ballot), and the shareholders agreed to do so.

Thereafter, upon request of the Chairman, the Secretary read the following:

                                     AGENDA

                  GENERAL ANNUAL ORDINARY SHAREHOLDERS MEETING

I. Report of the Board of Directors on the results of the Company during the fiscal year ended as at December 31, 2004.

II. Presentation and approval, as the case may be, of the financial statements for the fiscal year ended as at December 31, 2004 and the report of the Statutory Auditor for the same fiscal year.

III. Designation or ratification, as the case may be, of the members of the Board of Directors, Secretary and Statutory Auditor of the Company, as well as of the members of the diverse committees of the Company.

IV. Compensation for Directors and other members of the diverse committees of the Company.

V. Granting and revocation of powers of attorney granted to a number of officers of the Company.

VI. Designation of delegates that may execute and formalize any resolutions adopted in connection with the above.

                   GENERAL EXTRAORDINARY SHAREHOLDERS MEETING

I. Discussion and approval, as the case may be, of a proposal to spin-off the Company and create a new corporation, in accordance with Article 28 Bis of the Business Corporations Act.

II. Cancellation of Treasury Shares.

III. Increase of the variable portion of the Capital Stock through the capitalization of existing premiums for stock subscription and issuance of Treasury Shares.

IV. Designation of delegates that may execute and formalize the resolutions adopted in connection with the above.

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The Shareholders unanimously approved both the declaration made by the Chairman in connection with the instatement of the Meeting and the Agenda, which was discussed as follows:

                  GENERAL ANNUAL ORDINARY SHAREHOLDERS MEETING

ITEM ONE.- Concerning the first item of the Agenda for the General Annual Ordinary Shareholders Meeting, and in accordance with Article 172 of the Business Corporations Act, the Chairman submitted to the Meting the report prepared by the Board of Directors on the results of the Company for approval purposes.

After discussing the proposal made by the Chairman in connection with this item of the Agenda, the Meeting unanimously adopted the following:

                                   RESOLUTION

"ONE.- The report prepared by the Board of Directors on the results of the Company during the fiscal year ended as at December 31, 2004 is deemed submitted and approved, provided that each and every of the acts carried out by such Board of Directors in performing its duties are ratified, in accordance with Article 172 of the Business Corporations Act."

"Concerning such report submitted by the Board of Directors, the following acts carried out by the Company during year 2004 are ratified in and express manner:

a) Execution of a strategic alliance with Sistemas Interactivos en Telecomunicaciones, S.A. de C.V. (commercially known as "Telemedia") in order to render a number of telephone, Internet and cable television services in diverse locations in Mexico, specially in Queretaro, Queretaro.

b) Execution of a Credit Agreement in November, 2004 with Banco Santander Mexicano, Institucion de Banca Multiple, Grupo Financiero Santander Serfin, in the amount of Pesos $100'000,000.00.

c) Granting of stock options under a Stock Purchase Plan in favor of a number of officers of the Company, as decided at the meeting of the Board of Directors held on the 19th day of April, 2005."

ITEM TWO.- Concerning the second item of the Agenda for the General Annual Ordinary Shareholders Meeting, the Statutory Auditor submitted to the Meeting and read: i) the Financial Statements of the Company for the fiscal year ended as at December 31, 2004; and ii) a report prepared by him in accordance with
Article 166, paragraph IV, of the Business Corporations Act. The Statutory Auditor further read the report submitted by PricewaterhouseCoopers, S.C., outside auditors for the Company, in connection with the aforementioned Financial Statements. Copies of such financial documents (including the Financial Statements of the Company for the fiscal year ended as at December 31, 2004, the report rendered by the Statutory Auditor in accordance with Article

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166, paragraph IV, of the Business Corporations Act, and the report rendered by the outside auditors) are enclosed hereto as EXHIBITS "C", "D" and "E", respectively.

After discussing above, the Meeting unanimously adopted the following:

                                   RESOLUTIONS

"TWO.- The Financial Statements of the Company for the fiscal year ended as at December 31, 2004 are deemed submitted and approved. A copy of such Financial Statements is enclosed to the file of this Meeting."

"THREE.- The report rendered by the Statutory Auditor of the Company in accordance with the Business Corporations Act for the fiscal year ended as at December 31, 2004 is deemed submitted and approved.

A copy of such report is enclosed to the file of this Meeting."

"FOUR.- The report rendered by the outside auditors of the Company for the fiscal year ended as at December 31, 2004 is deemed submitted and approved. A copy of such report is enclosed to the file of this Meeting."

ITEM THREE.- Concerning the third item of the Agenda for the General Annual Ordinary Shareholders Meeting, the Chairman informed to the Meeting the need to ratify or, as the case may be, designate the members of the Board of Directors, the Statutory Auditor, the Alternate Statutory Auditor, the Secretary, the Alternate Secretary, and the members of the diverse committees of the Company, determining the compensation thereof.

After discussing above, the Meeting unanimously adopted the following:

                                   RESOLUTIONS

"FIVE.- Resignations rendered by Maria Elena Aguirre Gomez and Manuel Rubiralta Diaz from their position as Series A and Series A-1 Directors, and Maria Guadalupe Aguirre Gomez from her position as Series A and Series A-1 Alternate Director are accepted, provided that they are hereby released in the amplest way from any liability or responsibility, and thanked for all the performed tasks and duties. It is noted that the aforementioned resignations come into effect as of the date of this Meeting."

"SIX.- Adrian Aguirre Gomez, Rodrigo Guerra Botello and Marco Provencio are ratified as Series A and Series A-1 Directors. Lauro Gonzalez Moreno and Maria Guadalupe Aguirre Gomez are designated new Series A and Series A-1 Directors. Maria Elena Aguirre Gomez is designated Series A and Series A-1 Alternate Director. It is noted that the designations of Lauro Gonzalez Moreno, Maria Guadalupe Aguirre Gomez and Maria Elena Aguirre Gomez come into effect as of the date of this Meeting. Miguel Sepulveda Martinez is ratified as Series A and Series A-1 Alternate Director for Adrian Aguirre Gomez; Gilberto Solis Silva is ratified as Series A and

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Series A-1 Alternate Director for Rodrigo Guerra Botello; and Maria Trinidad
Aguirre Gomez is ratified as Series A and Series A-1 Alternate Director. It is noted that Maria Elena Aguirre Gomez shall act as Alternate Director for Lauro Gonzalez Moreno; Raul Guijarro de Pablo shall act as Alternate Director for Marco Provencio; and Maria Trinidad Aguirre Gomez shall act as Alternate Director for Guadalupe Aguirrre Gomez."

"Jacques Gliksberg, Marco Viola, Martin Molina and Roberto Chute are ratified as Series B and Series B-1 Directors. Jorge Cervantes Trejo is ratified as Series B and Series B-1 Alternate Director, provided that he shall act as Alternate Director for any Series B and Series B-1 Director."

"SEVEN.- Juan Manuel Ferron Solis and Jose Oropeza de la Cruz are ratified as Statutory Auditor and Alternate Statutory Auditor of the Company, respectively."

"EIGHT.- Adrian Aguirre Gomez and Gonzalo Alarcon I are ratified as Chairman and Secretary of the Board of Directors, respectively. No alternate Secretary is designated for the time being, provided that the Board of Directors shall be entitled to make such designation in due course. It is noted that the Secretary of the Board of Directors is not a member thereof."

"NINE.- It is noted that the Series N-2 Observer has not been designated, since no notice informing such designation was received from Trust 1411-8 managed by Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Citibank - Banamex, Trust Division."

"TEN.- As a result of the preceding resolutions, the Board of Directors of Maxcom Telecomunicaciones, S.A. de C.V. is comprised of the following persons:

                        SERIES A AND SERIES A-1 DIRECTORS

         DIRECTORS                      ALTERNATE DIRECTORS

Adrian Aguirre Gomez                 Miguel Sepulveda Martinez
Lauro Gonzalez Moreno                Maria Elena Aguirre Gomez
Guadalupe Aguirre Gomez              Maria Trinidad Aguirre Gomez
Rodrigo Guerra Botello               Gilberto Solis Silva
Marco Provencio                      Raul Guijarro de Pablo

                        SERIES B AND SERIES B-1 DIRECTORS

         DIRECTORS                      ALTERNATE DIRECTORS

Jacques Gliksberg                    Jorge Cervantes Trejo, for all the
Roberto Chute                        Series B and Series B-1
Marco Viola                          Directors
Martin Molina

                                STATUTORY AUDITOR

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                            Juan Manuel Ferron Solis

                           ALTERNATE STATUTORY AUDITOR
                             Jose Oropeza de la Cruz

                       SECRETARY OF THE BOARD OF DIRECTORS
                       (Without forming part of the Board)
                               Gonzalo Alarcon I."

"ELEVEN.- It is noted that the Board of Directors of the Company has been authorized by the shareholders to ratify or, as the case may be, designate new members of the diverse committees of the Company, as intermediate management bodies, provided that the Board of Directors shall be further entitled to determine the compensation for the diverse members of the committees of the Company. In no event shall these intermediate management bodies make decisions that need to be made solely and exclusively by the shareholders meetings or the Board of Directors."

ITEM FOUR.- Concerning the fourth item of the Agenda, the Chairman informed to the Shareholders the advisability to maintain and increase the interest of the directors and members of the executive committee or any other committee created by the Board of Directors in the affairs of the Company through a mechanism that may match the success and development of the Company and the success of such directors and members of the executive committee or any other committee created by the shareholders meeting or the Board of Directors.

For such purposes, and in order to promote the interest of the directors and the members of the executive committee or any other committee of the Company and promote their activities, a proposal is made to grant a compensation consisting of a stock purchase plan for subscribing Series N-1 shares of the Company.

The objective of the stock purchase plan aimed at subscribing shares is to have an additional incentive that may match the goals of the Company to the compensation of the Directors and the members of the executive committee or any other committee.

The proposed stock purchase plan for subscribing the shares of the Company shall vest subscription rights in the Directors and members of the executive committee that timely attend the meetings as follows:

1. DIRECTORS:

1.1 Eligible Directors: Any directors and alternate directors, as the case may be (excluding the Chairman of the Board), that attend a meeting of the Board of Directors of the Company.

1.2 Purchase Option: An option to subscribe 2,500 shares of the Company.

1.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Board of Directors that is timely attended. Attendance list duly prepared and

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signed by the Secretary of the Board shall suffice in order to verify attendance and vest the Purchase Option.

1.4 Vesting Date: Date of the respective Board of Directors meeting.

1.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

1.6 Purchase Period: Directors shall be entitled to exercise the Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the directors shall forfeit such option.

1.7 Exceptions: In case resolutions are unanimously adopted by the directors without holding a Board of Directors meeting, in accordance with the bylaws, no Purchase Option shall be vested in the directors.

2. CHAIRMAN OF THE BOARD:

2.1 Eligible Director: Chairman of the Board per each attended meeting of the Board of Directors of the Company, the Executive Committee or any other committee created by the Board of Directors or the shareholders meeting.

2.2 Purchase Option: An option to subscribe 5,000 shares of the Company.

2.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Board of Directors that is timely attended and chaired. Attendance list duly prepared and signed by the Secretary of the Board shall suffice in order to verify attendance and vest the Purchase Option.

2.4 Vesting Date: Date of the respective Board of Directors meeting.

2.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

2.6 Purchase Period: Chairman of the Board of Directors shall be entitled to exercise the Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the Chairman of the Board of Directors shall forfeit such option.

2.7 Exceptions: In case resolutions are unanimously adopted by the directors without holding a Board of Directors meeting, in accordance with the bylaws, no Purchase Option shall be vested in the Chairman of the Board of Directors.

3. MEMBERS OF THE EXECUTIVE COMMITTEE OR ANY OTHER COMMITTEE:

3.1 Eligible Officer: Any member of the Executive Committee or any other committee of the Company. Concerning the Chairman of the Board, the attendance to any meeting of the Executive Committee or any other committee of the Company shall be governed by item 2 above.

3.2 Purchase Option: An option to subscribe 2,500 shares of the Company.

3.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Executive Committee or any other committee of the Company that is timely attended. Attendance list duly prepared and signed by the Secretary of the Board or the Secretary of the Executive Committee or the respective committee shall suffice in order to verify attendance and vest the Purchase Option.

3.4 Vesting Date: Date of the respective meeting of the Executive Committee or the respective committee.

3.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

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3.6 Purchase Period: Members of the committees shall be entitled to exercise the
Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the members of the committees shall forfeit such option.

3.7 Exceptions: In case resolutions are unanimously adopted by the members of the Executive Committee or any other committee of the Company without holding a meeting, no Purchase Option shall be vested in such members.

Now, therefore, the Chairman made a proposal to allocate 856,699 shares of the Company for the stock purchase plan, subject to the approval of a proposal to increase the capital stock in accordance with item 2 of the Agenda for the General Extraordinary Shareholders Meeting. Since the purchase periods granted in respect of options to Directors and members of the committees of the Company for meetings held in years 2001, 2002, 2003 and 2004 have expired, it becomes advisable to extend the purchase period for such options for 1 additional year from the date hereof, solely and exclusively for such Directors and members of the committees of the Company that continue holding office.

After discussing above, the Meeting unanimously adopted the following:

                                   RESOLUTIONS

"TWELVE.- The granting of a compensation to the Directors, Chairman of the Board of Directors and members of the executive committee of the Company consisting of stock is approved as follows:

1. DIRECTORS:

1.1 Eligible Directors: Any directors and alternate directors, as the case may be (excluding the Chairman of the Board), that attend a meeting of the Board of Directors of the Company.

1.2 Purchase Option: An option to subscribe 2,500 shares of the Company.

1.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Board of Directors that is timely attended. Attendance list duly prepared and signed by the Secretary of the Board shall suffice in order to verify attendance and vest the Purchase Option.

1.4 Vesting Date: Date of the respective Board of Directors meeting.

1.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

1.6 Purchase Period: Directors shall be entitled to exercise the Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the directors shall forfeit such option.

1.7 Exceptions: In case resolutions are unanimously adopted by the directors without holding a Board of Directors meeting, in accordance with the bylaws, no Purchase Option shall be vested in the directors.

2. CHAIRMAN OF THE BOARD:

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2.1 Eligible Director: Chairman of the Board per each attended meeting of the
Board of Directors of the Company, the Executive Committee or any other committee created by the Board of Directors or the shareholders meeting.

2.2 Purchase Option: An option to subscribe 5,000 shares of the Company.

2.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Board of Directors that is timely attended and chaired. Attendance list duly prepared and signed by the Secretary of the Board shall suffice in order to verify attendance and vest the Purchase Option.

2.4 Vesting Date: Date of the respective Board of Directors meeting.

2.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

2.6 Purchase Period: Chairman of the Board of Directors shall be entitled to exercise the Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the Chairman of the Board of Directors shall forfeit such option.

2.7 Exceptions: In case resolutions are unanimously adopted by the directors without holding a Board of Directors meeting, in accordance with the bylaws, no Purchase Option shall be vested in the Chairman of the Board of Directors.

3. MEMBERS OF THE EXECUTIVE COMMITTEE OR ANY OTHER COMMITTEE:

3.1 Eligible Officer: Any member of the Executive Committee or any other committee of the Company. Concerning the Chairman of the Board, the attendance to any meeting of the Executive Committee or any other committee of the Company shall be governed by item 2 above.

3.2 Purchase Option: An option to subscribe 2,500 shares of the Company.

3.3 Eligibility Period: The Purchase Option shall be granted per each meeting of the Executive Committee or any other committee of the Company that is timely attended. Attendance list duly prepared and signed by the Secretary of the Board or the Secretary of the Executive Committee or the respective committee shall suffice in order to verify attendance and vest the Purchase Option.

3.4 Vesting Date: Date of the respective meeting of the Executive Committee or the respective committee.

3.5 Purchase Price: The purchase price for exercising the Purchase Option is US$
0.01 per share.

3.6 Purchase Period: Members of the committees shall be entitled to exercise the Purchase Option and subscribe the shares within a 1-year period from the Vesting Date; otherwise, the members of the committees shall forfeit such option.

3.7 Exceptions: In case resolutions are unanimously adopted by the members of the Executive Committee or any other committee of the Company without holding a meeting, no Purchase Option shall be vested in such members.

The purchase options may be waived or assigned by the eligible directors and officers, provided that assignees may only be: i) charity institutions, whether domestic or international, ii) natural persons or legal entities, whether domestic or international, that have a relationship with the eligible directors and officers, or iii) any other person, with the prior written consent of the Board of Directors, the Executive Committee or the respective Committee.

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Since the purchase periods granted in respect of options to Directors and members of the committees of the Company for meetings held in years 2001, 2002, 2003 and 2004 have expired, the purchase period for such options is extended for 1 additional year from the date hereof, solely and exclusively for such Directors and members of the committees of the Company that continue holding office."

ITEM FIVE.- Concerning the fifth item of the Agenda, the Chairman informed to the Shareholders the need to adopt resolutions relating to the granting of new powers of attorney, upon the terms informed to the shareholders.

After discussing above, the Meeting unanimously adopted the following:

                                   RESOLUTIONS

"THIRTEEN.- A General Power of Attorney to execute, issue, accept, endorse and in general negotiate negotiable instruments in accordance with Article 9 of the Credit Transactions and Negotiable Instruments Act is granted in favor of Adrian Aguirre Gomez, Jacques Gliksberg, Roberto Chute, Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez, Ricardo Arevalo Ruiz, Miguel Cabredo Benitez and Luis Fernando Garces Uribe, to be exercised as follows:

1. In respect of acts that DO NOT EXCEED, individually or in the aggregate, the amount of US$ 150,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two of the following persons: Adrian Aguirre Gomez, Jacques Gliksberg or Roberto Chute (the "A Signatories"); or ii) jointly by one A Signatory and one of the following persons: Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez and Ricardo Arevalo Ruiz (the "B Signatories"); or iii) jointly by two B Signatories; or iv) jointly by one A Signatory and one of the following persons: Luis Fernando Garces Uribe or Miguel Cabredo Benitez (the "C Signatories"); or v) jointly by one B Signatory and one C Signatory.

2. In respect of acts that DO NOT EXCEED, individually or in the aggregate, the amount of US$ 500,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two A Signatories; or ii) jointly by one A Signatory and one B Signatory; or iii) jointly by two B Signatories.

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3. In respect of acts that EXCEED, individually or in the aggregate, the amount of US$ 500,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two of the following persons: Adrian Aguirre Gomez, Jacques Gliksberg or Roberto Chute (the "A Signatories"); or ii) jointly by one A Signatory and one of the following persons: Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez and Ricardo Arevalo Ruiz (the "B Signatories").

The powers of attorney granted in accordance with this resolution shall be limited to such acts that do not require the prior approval of the Board of Directors, in accordance with the by-laws."

"FOURTEEN.- A General Power of Attorney for Acts of Dominium, including all the general and special powers (even those requiring special clause or power pursuant to the Law) is granted in accordance with Article 2,554, third paragraph, and its equivalent provisions of the Civil Codes for the States of Mexico, relating to the disposal and defense of assets, in favor of Adrian Aguirre Gomez, Jacques Gliksberg, Roberto Chute, Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez, Ricardo Arevalo Ruiz, Miguel Cabredo Benitez and Luis Fernando Garces Uribe, to be exercised as follows:

1. In respect of acts of dominium that DO NOT EXCEED, individually or in the aggregate, the amount of US$ 150,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two of the following persons: Adrian Aguirre Gomez, Jacques Gliksberg or Roberto Chute (the "A Signatories"); or ii) jointly by one A Signatory and one of the following persons: Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez and Ricardo Arevalo Ruiz (the "B Signatories"); or iii) jointly by two B Signatories; or iv) jointly by one A Signatory and one of the following persons: Luis Fernando Garces Uribe or Miguel Cabredo Benitez (the "C Signatories"); or v) jointly by one B Signatory and one C Signatory.

2. In respect of acts of dominium that DO NOT EXCEED, individually or in the aggregate, the amount of US$ 500,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two A

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Signatories; or ii) jointly by one A Signatory and one B Signatory; or iii)
jointly by two B Signatories.

3. In respect of acts of dominium that EXCEED, individually or in the aggregate, the amount of US$ 500,000.00, or its equivalent amount in Mexican pesos (converted at the exchange rate for settling payment obligations denominated in foreign currency and payable in Mexico published by the Central Bank of Mexico in the Official Gazette of the Federation on the corresponding date, or on the immediately preceding date in case the act is carried out on a non-business day or a day in which the Official Gazette of the Federation is not published), the documents shall be signed: i) jointly by two of the following persons: Adrian Aguirre Gomez, Jacques Gliksberg or Roberto Chute (the "A Signatories"); or ii) jointly by one A Signatory and one of the following persons: Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez and Ricardo Arevalo Ruiz (the "B Signatories").

The powers of attorney granted in accordance with this resolution shall be limited to such acts that do not require the prior approval of the Board of Directors, in accordance with the by-laws."

"FIFTEEN.- A General Power of Attorney to open bank and investment accounts on behalf of the Company and issue checks against, and make withdrawals from, the same and designate other persons for such purposes is granted in favor of Adrian Aguirre Gomez, Jacques Gliksberg, Roberto Chute, Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez, Ricardo Arevalo Ruiz, Miguel Cabredo Benitez and Luis Fernando Garces Uribe, to be exercised as follows:

The documents shall be signed: i) jointly by two of the following persons:
Adrian Aguirre Gomez, Jacques Gliksberg or Roberto Chute (the "A Signatories"); or ii) jointly by one A Signatory and one of the following persons: Rene Sergio Sagastuy Ferrandiz, Jose Antonio Solbes Alvarez and Ricardo Arevalo Ruiz (the "B Signatories"); or iii) jointly by two B Signatories; or iv) jointly by one A Signatory and one of the following persons: Luis Fernando Garces Uribe or Miguel Cabredo Benitez (the "C Signatories"); or v) jointly by one B Signatory and one C Signatory."

"SIXTEEN.- The Board of Directors or the Secretary thereof shall be entitled to indistinctly revoke any of the powers of attorney granted at this Meeting."

ITEM SIX.- Concerning the last item of the Agenda for the General Annual Ordinary Shareholders Meeting, upon hearing a proposal made by the Chairman, the Meeting unanimously adopted the following:

                                   RESOLUTION

"SEVENTEEN.- Rogelio Espinosa Cantellano, Liliana Leon Chimalpopoca, Christian Cassereau Amerena, Milton Gonzalez Gayosso and Gonzalo Alarcon Iturbide are designated delegates for this Meeting, so that they may individually; a) appear before a Notary Public chosen by them to formalize, in whole or in part, the resolutions adopted and reflected in the Minutes of this Meeting; b) register the corresponding public instrument, whether directly or through any other person, with the corresponding Public Registry of Property and Commerce in the place in which the registered office of the Company is located; c) issue certifications of these minutes, in whole or in part, as necessary; and d) take any actions necessary in order to formalize, execute and perform the resolutions adopted at this Meeting."

Without having any other matter to discuss, the General Annual Ordinary Shareholders Meeting was adjourned at 10:00 a.m. on the 30th day of August, 2005, expressly evidencing that all the Shareholders set forth in the Attendance List were present during the entire Meeting.

Thereafter, the General Extraordinary Shareholders Meeting started, and therefore, the Teller reviewed once again the Stock Registry of the Corporation, counted the shares represented thereat, and certified that the same number of shares present at the General Annual Ordinary Shareholders Meeting were still present. Thus, no new Attendance List was required, provided that the existing list may be utilized for both Meetings.

Based on the certification made by the Teller, and in accordance with Articles 10, 12, 13 and other applicable provisions of the By-law of the Company and 188 of the Business Corporations Act, the Chairman declared the Meeting legally instated.

Thereafter, the Chairman asked to the Shareholders whether they were in agreement to adopt resolution by means of an affirmative vote cast by the majority shareholders (without using a nominal ballot), and the shareholders agreed to do so.

Thereafter, upon request of the Chairman, the Secretary read the Agenda, which was discussed as follows:

                   GENERAL EXTRAORDINARY SHAREHOLDERS MEETING

ITEM ONE.- Concerning the first item of the Agenda for the General Extraordinary Shareholders Meeting, the Chairman informed the need to spin-off the Company and create a new entity.

After discussing the aforementioned proposal made by the Chairman, the Meeting unanimously adopted the following:

                                   RESOLUTIONS

"ONE.- The spin-off of Maxcom Telecomunicaciones, S.A. de C.V. is approved, provided that such Company shall not be extinguished but transfer a portion of its Assets, Liabilities and Stockholders Equity to a new company resulting from the spin-off named MIJOLIFE, S.A. de C.V., all of which shall be made based on the Financial Statements of Maxcom Telecomunciaciones, S.A. de C.V. as at July 31, 2005, and accompanying notes that form part thereof, which documents were submitted to, and approved by, the Shareholders in connection with this item of the Agenda. A copy of the Financial Statements of Maxcom Telecomunicaciones, S.A. de C.V. as at July 31, 2005, duly signed by Jorge Lopez Aguado Jimeno, public accountant of the Company, is enclosed to these Minutes as EXHIBIT "F"."

"It is noted that the Financial Statements of the Company for the fiscal year ended as at December 31, 2004, duly approved by the General Annual Ordinary Shareholders Meeting and in process of being audited by PricewaterhouseCoopers, S.C., outside auditors, were further submitted to this Meeting in connection with this item of the Agenda, in accordance with Article 228 Bis, paragraph IV, subparagraph c), of the Business Corporations Act."

"It is further noted that, in accordance with Article 228 of the Business Corporations Act, all the outstanding shares of the Company are fully paid-up and that there are no unpaid shares as of the date hereof. Additionally, it is noted that in order to perform the obligations derived from such legal provision, the approval of this item is subject to the cancellation by the Meeting of all the treasury shares prior issued by the Company, upon the terms set forth in Item Two of the Agenda for this General Extraordinary Shareholders Meeting."

"TWO.- The By-laws of MIJOLIFE, S.A. de C.V. are approved, upon the same terms of the draft submitted to the Shareholders, including the transitory and supplementary provisions that shall form part of the articles of incorporation, all of which is included therein, and was read to the shareholders. Copies of such documents are enclosed to the appendix of these Minutes as EXHIBIT "G".

"THREE.- As a result of the spin-off approved by this Meeting, Maxcom Telecomunicaciones, S.A. de C.V. shall transfer to MIJOLIFE, S.A. de C.V., at the time in which the latter is incorporated, a portion of its Assets, Liabilities and Stockholders Equity, upon the terms and subject to the conditions set forth herein below:

a) Assets: A portion of its assets in the amount of Pesos $8'250,000.00, assuming that the spin-off came into effect on July 31, 2005, as follows:

1. Receivable Accounts: Pesos $8'250,000.00

b) Liabilities: A portion of its liabilities in the amount of Pesos $8'150,000.00, assuming that the spin-off came into effect on July 31, 2005, as follows:

1. Payable Accounts: Pesos $8'150,000.00

c) Stockholders Equity: A portion of the stockholders equity in the amount of Pesos $100,000.00, assuming that the spin-off came into effect on July 31, 2005, as follows:

1. Capital stock subscribed and paid-up in full: Pesos $ 586'446,845.00.

2. Accumulated Losses: Pesos $586'346,845.00

A summary of the Pro-Forma Balance Sheet for the spun-off company, Maxcom Telecomunicaciones, S.A. de C.V., and the new company, MIJOLIFE, S.A. de C.V., for spin-off purposes, in accordance with the preceding resolution, is enclosed to the appendix of these Minutes as EXHIBIT "H"."

"FOUR.- Maxcom Telecomunicaciones, S.A. de C.V. shall continue operating under its current corporate name, corporate purpose, and regulatory regime, including its concessions to operate, exploit and market telecommunication networks granted by the Federal Government through the Ministry of Communications and Transportation, as well as any other agreement, contract or legal instrument not transferred to the new company, MIJOLIFE, S.A. de C.V."

"FIVE.- Each of the shareholders of the existing Company subject matter of the spin-off shall initially hold a shareholding in the capital stock of the new company equal to its shareholding in the former, provided that any equity transaction approved by the Shareholders in connection with the exchange of shares resulting from the spin-off shall be subject to the following:

a) Due to the capital stock transfer by the spun-off company, Maxcom Telecomunicaciones, S.A. de C.V., to the new company, MIJOLIFE, S.A. de C.V., that results of the spin-off, 26% of the outstanding shares are cancelled pro-rata to all of the shareholders. This cancellation shall apply to each of the series and classes of shares that form part of the capital stock of Maxcom Telecomunciaciones, S.A. de C.V.; i.e., 72'078,245 outstanding shares representing the capital stock of Maxcom Telecomunicaciones, S.A. de C.V. are cancelled.

b) In accordance with paragraph a) above, the shareholders of Maxcom Telecomunicaciones, S.A. de C.V. shall exchange 1 share, duly subscribed and paid-up, representing the capital stock of the new company, MIJOLIFE, S.A. de C.V., for 1 cancelled share representing the capital stock of Maxcom Telecomunicaciones, S.A. de C.V. Hence, the initial capital stock of the new company, MIJOLIFE, S.A. de C.V. shall be represented by 72'078,245 shares fully subscribed and paid-up, with no par value.

c) Bearing in mind that the shares representing the capital stock cannot be split, if the shareholders hold split shares as a result of the foregoing resolutions, the split shares shall be rounded upwards or downwards, to the closest number, provided that 0.50 shall be rounded downwards to the closest number.

d) Based upon the above, the shareholders shall exchange the shares at the offices of the Secretary of the Company located at Guillermo Gonzalez Camarena No. 2000, P.H., Mexico, D.F., C.P. 01210, within working hours from Monday through Friday, from 9:00 a.m. through 2:00 p.m. and 3:00 p.m. through 6:00 p.m., whereat they shall receive: i) a new stock certificate representing the capital stock of Maxcom Telecomunicaciones, S.A. de C.V., against delivery of the stock certificate currently held by them, provided that their equity shareholding shall be similar to their equity shareholding existing before the spin-off, and ii) the new stock certificate representing the capital stock of the new company, MIJOLIFE, S.A. de C.V., provided that their equity shareholding in the new company shall initially be proportional to their existing equity shareholding in the spun-off company.

e) In accordance with the Foreign Investment Act and its Regulations, as well as the By-laws of MIJOLIFE, S.A. de C.V., the shareholders shall be entitled to carry out the exchange referred to in the preceding paragraphs for Series "A" shares, Mexican shareholders, and Series "B" shares, foreign shareholders, provided that both series of shares shall vest similar economic and corporate rights.

f) As a result of the preceding resolutions, the capital stock of the spun-off company Maxcom Telecomunicaciones, S.A. de C.V. shall amount to Pesos $1'669,117,943.00, and be represented by 205'145,773 shares fully subscribed and paid-up with no par value.

"SIX.- The new company, MIJOLIFE, S.A. de C.V., shall be deemed a successor in respect of the assets, liabilities and stockholders equity of the spun-off company, Maxcom Telecomunicaciones, S.A. de C.V.

The new company shall assume solely and exclusively such obligations transferred to it by virtue of the spin-off. If the new company fails to perform any of the obligations assumed by it as a result of the spin-off, Article 228 Bis, paragraph d), of the Business Corporations Act shall apply."

"SEVEN.- The new company shall not become a jointly and severally obligor of Maxcom Telecomunicaciones, S.A. de C.V. in respect of the agreements that govern the syndicated loans traded by Maxcom Telecomunicaciones, S.A. de C.V. in the international markets becoming due in 2007 and 2008 known as i) Senior Notes, and ii) Senior Step - Up Notes, respectively."

"EIGHT.- The spin-off resolution is to be notarized before a notary public, registered with the Public Registry of Property and Commerce of the place in which the registered office of the Company is located, and published in the Official Gazette and in one of the newspapers with the widest circulation in the place where such registered office is located."

"NINE.- The spin-off shall come into effect in respect of the spun-off company, the new company, their respective shareholders and for any legal, accounting and tax applicable purposes, as of the date of this Meeting; provided that, in accordance with Article 228 Bis of the Business Corporations Act, the spin-off shall come into effect for all purposes upon expiration of the 45-calendar-day period referred to in such provision, provided further that none of the oppositions referred to therein is raised, in which case the corresponding effects shall come into effect retroactively as of the date of this Meeting."

ITEM TWO.- Concerning the second item of the Agenda for the General Extraordinary Shareholders Meeting, the Chairman informed the need to cancel the treasury shares in order to: i) enable the Company to perform its obligations under certain stock options and warrants that have been approved by the Shareholders and the Board of Directors of the Company; ii) satisfy legal requirements applicable to the spin-off approved in accordance with the preceding resolutions; and iii) prepare the increase of the capital stock through the capitalization of the premium for stock subscription referred to in Item Three of the Agenda for the General Extraordinary Shareholders Meeting.

The Chairman explained that, as mentioned before, a proposal to increase the variable portion of the capital stock is to be discussed at this Meeting. The Chairman further informed that, in accordance with Article 133 of the Business Corporations Act, no new shares may be issued until all the existing shares are fully subscribed and paid-up. Finally, the chairman mentioned that, in accordance with Article 228 Bis of the Business Corporations Act, the treasury shares should be cancelled in order to carry out the approved spin-off, which approval is subject to the cancellation of the treasury shares as provided for in the resolutions referred to in Item One of the Agenda for this General Extraordinary Shareholders Meeting.

Based on the above, the Chairman proposed to the Shareholders a cancellation of the 26'040,990 shares kept at the treasury of the Company that guarantee the issue thereof under a number of stock options and warrants of the Company, which include 3'361,483 Class II Series N shares and 22'679,507 Class II Series N-1 shares, all of them representing the capital stock.

                                   RESOLUTIONS

"TEN.- The 26'040,990 shares kept at the Treasury of the Company to guarantee the issue thereof under a number of stock options and warrants of the Company, which include 3'361,483 Class II Series N shares and 22'679,507 Class II Series N-1 shares, all of them representing the capital stock, are to be cancelled.

It is noted that this cancellation of treasury shares is carried out in order to comply with Article 228 Bis of the Business Corporations Act in connection with the spin-off of the Company, as discussed and approved under Item One of the Agenda for this General Extraordinary Shareholders Meeting. Therefore, the resolutions relating to the spin-off of the Company are perfected, and therefore, such spin-off shall come into effect upon the same terms approved by this Meeting."

ITEM THREE.- Concerning the third item of the Agenda for the General Extraordinary Shareholders Meeting, the Chairman informed to the Shareholders that it was advisable to capitalize the premium for stock subscription reflected in the Stockholders Equity as at July 31, 2005 in the amount of Pesos $874'268,434.38 in order to improve the capitalization of the Company, bearing in mind the presentation of the Financial Statements to credit institutions and potential investors.

In this regard, the Chairman proposed that, once the premium for stock subscription is capitalized, a number of shares should be issued in accordance with Article 116 of the Business Corporations Act and delivered to the shareholders in proportion to their current shareholding in the Company. After making the necessary calculations, the Chairman proposed to increase the capital stock in the amount of Pesos $874'268,434.38, and therefore, issue 72'078,245 shares fully subscribed and paid-up, with no par value, to be delivered to the shareholders in proportion to their current shareholding, including series and classes of shares.

Additionally, and in order to perform a number of obligations derived from certain stock options and warrants that have been approved by the Shareholders and the Board of Directors, bearing in mind that the Meeting approved a proposal to cancel treasury shares in accordance with Item Two of the Agenda for this General Extraordinary Shareholders Meeting, the Chairman informed that it would be necessary to issue up to 26'134,954 shares with no par value, including 3'024,011 Class II series N shares and 23'110,943 Class II Series N-1 shares, to be kept at the Treasury of the Company, so that the Company may perform its obligations derived from certain stock options and warrants that have been approved by the Shareholders and the Board of Directors as follows:

i. 575,000 Class II Series N Treasury shares for the Stock Purchase Plan granted to certain officers of the Company prior approved by the Shareholders and ratified by the Board of Directors of the Company and managed through Trust No. 14166-A existing at Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex ("Banamex"). In this regard, the Secretary of the Board of Directors is instructed to take any necessary actions to replace and cancel the Stock Certificate deposited with Banamex, in its capacity as Trustee under Trust No. 14166-4, and issue new stock certificates covering the Treasury Shares referred to herein.

ii. 1'105,799 Class II Series N Treasury Shares in favor of CT Global Telecommunications, Inc., pursuant to that certain Amended and Restated Operating Agreement dated May 21, 1998 executed by such corporation with the Company, in accordance with the new commitments assumed, and the new negotiations conducted, by the Company with such corporation, which include additional shares and changes to the subscription price for the option shares.

iii. 442,312 Class II Series N Treasury Shares in favor of Bachow & Associates, pursuant to that certain Strategic Assistance Agreement dated May 21, 1998 executed by such corporation with the Company, in accordance with the new commitments assumed, and the new negotiations conducted, by the Company with such corporation, which include additional shares and changes to the subscription price for the option shares.

iv. 24,426 Class II Series N Treasury Shares in favor of Amsterdam Pacific, LLP, pursuant to a number of commitment letters signed with such partnership.

v. 89,244 Class II Series N Treasury Shares in favor of Warburg Dillon Read, pursuant to that certain (i) Commitment and Engagement Letter dated February 22, 2000, and (ii) Assignment and Acceptance Agreement dated March 1, 2000.

vi. 22,312 Class II Series N Treasury Shares in favor of Donaldson Lufkin and Jenrette Securities Corporation, pursuant to that certain (i) Commitment and Engagement Letter dated February 22, 2000, and (ii) Assignment and Acceptance Agreement dated March 1, 2000.

vii. 764,938 Class II Series N Treasury Shares in favor of bondholders under a Senior Notes Offering made by the Company in the international markets on March 17, 2000 in the amount of US$ 300'000,000.00, pursuant to that certain Purchase Agreement dated March 10, 2000 and ancillary documentation.

viii. 17'998,500 Class II Series N-1 Treasury Shares for the new Stock Purchase Plan granted to certain officers of the Company, which is being prepared by the Board of Directors, upon the terms and subject to the conditions that such Board of Directors deems advisable, provided that the Board of Directors shall be entitled to allocate a portion of such shares for retention employee plans, change of control plans offered to certain officers or other similar plans offered to certain officers of the Company.

ix. 3'626,959 Class II Series N-1 Treasury Shares for Adrian Aguirre Gomez, Chairman of the Board of Directors of the Company, upon the terms prior approved by the Board of Directors, including performance bonuses, and his share under the Stock Purchase Plan prior approved by the Board of Directors.

x. 246,215 Class II Series N-1 Treasury Shares for a reserve to be utilized in connection with signing bonuses or the like, which shall be kept readily available for the Board of Directors and/or the Chairman of the Board and Chief Executive Officer in order to engage other officers and for similar purposes, upon the terms and subject to the conditions that the Board of Directors and/or the Chairman of the Board and the Chief Executive Officer deem advisable.

xi. 249,781 Class II Series N-1 shares in favor of BAS Capital Funding Corporation (in its capacity as assignee of Bank of America International Investment Corporation), as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xii. 27,754 Class II Series N-1 Treasury Shares in favor of BankAmerica Investment Corporation (in its capacity as assignee of LA Strategic Capital Partners II), as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xiii. 277,535 Class II Series N-1 Treasury Shares in favor of Bachow & Associates, Inc., as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xiv. 684,199 Class II Series N-1 Treasury Shares in favor of Directors and members of diverse committees of the Company, as compensation for meetings attended in years 2001, 2002, 2003, 2004 and 2005.

The Chairman further proposed to the shareholders to waive their preemptive right to subscribe the 26'134,954 registered shares with no par value, including the 23'110,943 Class II Series N-1 shares to be kept at the Treasury of the Company, so that the Company may perform its obligations derived from certain stock options and warrants prior approved by the Shareholders and the Board of Directors, provided that the remaining 3'024,011 Class II Series N shares shall be kept at the Treasury of the Company, so that the Company may perform its obligations derived from certain stock options and warrants prior approved by the Shareholders and the Board of Directors of the Company.

Thereafter, all the shareholders expressly waived their preemptive right to subscribe the treasury shares that form part of the aforementioned capital increase.

Furthermore, a proposal was made to authorize the Board of Directors of the Company to launch the aforementioned Treasury Shares, provided that the requirements established in the stock purchase plans, agreements and warrants related to such Treasury Shares are satisfied, informing the same to the Secretary of the Board of Directors, so that the respective entries may be made in the corporate books of the Company.

After reviewing the aforementioned proposal, posing the questions they deem necessary and expressly waiving their preemptive rights derived from the By-laws and the Business Corporations Act, the Shareholders unanimously adopted the following:

                                   RESOLUTIONS

"ELEVEN.- A capitalization of the premium for stock subscription reflected in the Stockholders Equity as at July 31, 2005 in the amount of Pesos $874'268,434.38 is approved, provided that, in accordance with Article 116 of the Business Corporations Act, 72'078,245 shares fully subscribed and paid-up, with no par value, are issued to be delivered to the shareholders in proportion to their current shareholding, including series and classes of shares."

"TWELVE.- Since the number of shares to be issued in accordance with the preceding resolutions is equal to the number of shares that were cancelled and exchanged in connection with the spin-off approved by means of the resolutions referred to in Item One of the Agenda for this General Extraordinary Shareholders Meetings and for the "sake of simplicity", no new stock certificates are to be issued, and therefore, the shareholders shall keep their current stock certificates."

"THIRTEEN.- An increase of the variable portion of the authorized capital stock of Maxcom Telecomunicaciones, S.A. de C.V. is approved, by issuing 26'134,954 shares with no par value, including the 23'110,943 Class II Series N-1 shares to be kept at the Treasury of the Company, so that the Company may perform its obligations derived from certain stock options and warrants prior approved by the Shareholders and the Board of Directors, provided that the remaining 3'024,011 Class II Series N shares shall be kept at the Treasury of the Company, so that the Company may perform its obligations derived from certain stock options and warrants prior approved by the Shareholders and the Board of Directors of the Company as follows:

i. 575,000 Class II Series N Treasury shares for the Stock Purchase Plan granted to certain officers of the Company prior approved by the Shareholders and ratified by the Board of Directors of the Company and managed through Trust No. 14166-A existing at Banco Nacional de Mexico, S.A., Institucion de Banca Multiple, Grupo Financiero Banamex ("Banamex"). In this regard, the Secretary of the Board of Directors is instructed to take any necessary actions to replace and cancel the Stock Certificate deposited with Banamex, in its capacity as Trustee under Trust No. 14166-4, and issue new stock certificates covering the Treasury Shares referred to herein.

ii. 1'105,799 Class II Series N Treasury Shares in favor of CT Global Telecommunications, Inc., pursuant to that certain Amended and Restated Operating Agreement dated May 21, 1998 executed by such corporation with the Company, in accordance with the new commitments assumed, and the new negotiations conducted, by the Company with such corporation, which include additional shares and changes to the subscription price for the option shares.

iii. 442,312 Class II Series N Treasury Shares in favor of Bachow & Associates, pursuant to that certain Strategic Assistance Agreement dated May 21, 1998 executed by such corporation with the Company, in accordance with the new commitments assumed, and the new negotiations conducted, by the Company with such corporation, which include additional shares and changes to the subscription price for the option shares.

iv. 24,426 Class II Series N Treasury Shares in favor of Amsterdam Pacific, LLP, pursuant to a number of commitment letters signed with such partnership.

v. 89,244 Class II Series N Treasury Shares in favor of Warburg Dillon Read, pursuant to that certain (i) Commitment and Engagement Letter dated February 22, 2000, and (ii) Assignment and Acceptance Agreement dated March 1, 2000.

vi. 22,312 Class II Series N Treasury Shares in favor of Donaldson Lufkin and Jenrette Securities Corporation, pursuant to that certain (i) Commitment and Engagement Letter dated February 22, 2000, and (ii) Assignment and Acceptance Agreement dated March 1, 2000.

vii. 764,938 Class II Series N Treasury Shares in favor of bondholders under a Senior Notes Offering made by the Company in the international markets on March 17, 2000 in the amount of US$ 300'000,000.00, pursuant to that certain Purchase Agreement dated March 10, 2000 and ancillary documentation.

viii. 17'998,500 Class II Series N-1 Treasury Shares for the new Stock Purchase Plan granted to certain officers of the Company, which is being prepared by the Board of Directors, upon the terms and subject to the conditions that such Board of Directors deems advisable, provided that the Board of Directors shall be entitled to allocate a portion of such shares for retention employee plans, change of control plans offered to certain officers or other similar plans offered to certain officers of the Company.

ix. 3'626,959 Class II Series N-1 Treasury Shares for Adrian Aguirre Gomez, Chairman of the Board of Directors of the Company, upon the terms prior approved by the Board of Directors, including performance bonuses, and his share under the Stock Purchase Plan prior approved by the Board of Directors.

x. 246,215 Class II Series N-1 Treasury Shares for a reserve to be utilized in connection with signing bonuses or the like, which shall be kept readily available for the Board of Directors and/or the Chairman of the Board and Chief Executive Officer in order to engage other officers and for similar purposes, upon the terms and subject to the conditions that the Board of Directors and/or the Chairman of the Board and the Chief Executive Officer deem advisable.

xi. 249,781 Class II Series N-1 shares in favor of BAS Capital Funding Corporation (in its capacity as assignee of Bank of America International Investment Corporation), as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xii. 27,754 Class II Series N-1 Treasury Shares in favor of BankAmerica Investment Corporation (in its capacity as assignee of LA Strategic Capital Partners II), as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xiii. 277,535 Class II Series N-1 Treasury Shares in favor of Bachow & Associates, Inc., as compensation for the counseling services rendered by certain officers of such corporation in favor of the Company in year 2000, upon the terms and subject to the conditions approved by the Board of Directors on the 28th day of April, 2000.

xiv. 684,199 Class II Series N-1 Treasury Shares in favor of Directors and members of diverse committees of the Company, as compensation for meetings attended in years 2001, 2002, 2003, 2004 and 2005."

"FOURTEEN.- It is noted and confirmed that the shareholders present at the meeting waived their preemptive right to subscribe the shares to be kept at the Treasury of the Company established in the By-laws of the Company and Article 132 of the Business Corporations Act."

"FIFTEEN.- The Board of Directors is expressly authorized to launch the aforementioned Treasury Shares upon satisfaction of the requirements established in the stock purchase plans, agreements and warrants related to such Treasury Shares, informing the same to the Secretary of the Board of Directors, so that the respective entries may be made in the corporate books of the Company. In any case, the Board of Directors of the Company shall be entitled to determine the terms and conditions applicable for the stock purchase and otherwise plans for certain officers of the Company, as well as for the compensation plans for the members of the Board of Directors and any of the committees of the Company."

ITEM FOUR.- Concerning the last item of the Agenda, upon hearing a proposal made by the Chairman, the Meeting unanimously adopted the following:

                                   RESOLUTION

"SIXTEEN.- Rogelio Espinosa Cantellano, Liliana Leon Chimalpopoca, Christian Cassereau Amerena, Milton Gonzalez Gayosso and Gonzalo Alarcon Iturbide are designated delegates for this Meeting, so that they may individually; a) appear before a Notary Public chosen by them to formalize, in whole or in part, the resolutions adopted and reflected in the Minutes of this Meeting; b) register the corresponding public instrument, whether directly or through any other person, with the corresponding Public Registry of Property and Commerce in the place in which the registered office of the Company is located; c) issue certifications of these minutes, in whole or in part, as necessary; and d) take any actions necessary in order to formalize, execute and perform the resolutions adopted at this Meeting."

Without having any other matter to discuss, the General Extraordinary Shareholders Meeting was adjourned at 11:30 a.m. on the 30th day of August, 2005, expressly evidencing that all the Shareholders set forth in the Attendance List were present during the entire Meeting.

Afterwards, these Minutes were prepared, read, unanimously approved by all the Shareholders present at the Meeting, and signed by the Chairman, the Secretary, the Teller and the Statutory Auditor.

             CHAIRMAN                                  SECRETARY

        /s/ Adrian Aguirre Gomez                 /s/Gonzalo Alarcon I.
      __________________________              ___________________________
        Adrian Aguirre Gomez                      Gonzalo Alarcon I.

                                STATUTORY AUDITOR

                             /s/ Juan Manuel Ferron
                           ___________________________
                               Juan Manuel Ferron

                                     TELLER

                         /s/ Christian Cassereau Amerena
                         _______________________________
                           Christian Cassereau Amerena

                                       24